    As filed with the Securities and Exchange Commission on September 5, 1997
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        --------------------------------

                         HEARST-ARGYLE TELEVISION, INC.

             (Exact name of registrant as specified in its charter)

                  Delaware                                    74-2717523
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

             888 Seventh Avenue                                  10106
             New York, New York                               (Zip Code)
       (Address if Executive Officers)

                             1997 Stock Option Plan
                            (Full Title of the Plan)

                        --------------------------------

                                 Dean H. Blythe
                  Senior Vice President-Corporate Development,
                          Secretary and General Counsel
                         Hearst-Argyle Television, Inc.
                               888 Seventh Avenue
                            New York, New York 10106
                     (Name and address of agent for service)

                                 (212) 649-2000
          (Telephone number, including area code, of agent for service)

                        --------------------------------

                                 With Copies To:

            Guy Kerr, Esq.                          Steven A. Hobbs, Esq.
      Locke Purnell Rain Harrell                       Rogers & Wells
     (A Professional Corporation)                      200 Park Avenue
     2200 Ross Avenue, Suite 2200               New York, New York 10166-0153
          Dallas, Texas 75201

                        --------------------------------

                                          CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------
         Title                                       Proposed           Proposed Maximum
     Of Securities              Amount To            Maximum           Aggregate Offering             Amount of
   To Be Registered           Be Registered       Offering Price            Price (1)              Registration Fee
                                                   Per Share (1)
- --------------------------------------------------------------------------------------------------------------------------
Series A Common Stock,       3,000,000 shares          $28.00               $84,000,000                  $25,452
 $.01 Par Value
- --------------------------------------------------------------------------------------------------------------------------

(1)  Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on August 28, 1997.
- --------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
- ------

     The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Hearst-Argyle Television, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

     1. The Company's Annual Report on Form 10-K for fiscal year ended December 31, 1996.
     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.
     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
     4. The Company's Current Report on Form 8-K dated January 31, 1997, filed on February 14, 1997, as amended by Current Report on Form 8-K/A dated January 31, 1997, filed on April 15, 1997.
     5. The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A/A dated September 5, 1997, filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

Item 4. Description of Securities.
- ------

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
- ------

     Not Applicable.

Item 6. Indemnification of Directors and Officers.
- ------

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     Article Eight of the Company's Amended and Restated Certificate of Incorporation provides that no director or former director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     The Company maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

Item 7. Exemption from Registration Claimed.
- ------

     Not Applicable.

Item 8. Exhibits.
- ------

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Appendix C of the Company's Registration Statement on Form S-4 (File No. 333-32487).

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company Form 8-A/A).

     4.3 Form of specimen certificate representing shares of Series A Common Stock (incorporated by reference to Exhibit 4.3 of the Company's Form 8-A/A).

     5.1   Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

     23.1  Consent of Ernst & Young LLP.

     23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (included on the signature pages of this Registration Statement).

     99.1 1997 Stock Option Plan (incorporated by reference to Appendix E of the Company's Registration Statement on Form S-4 (File No. 333-22487)).


Item 9. Undertakings.
- ------

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 5, 1997.

                                 HEARST-ARGYLE TELEVISION, INC.



                                 By: /s/ Dean H. Blythe
                                    ---------------------------------------
                                    Dean H. Blythe
                                    Senior Vice President-Corporate Development,
                                    Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Bob Marbut, Harry T. Hawks and Dean H. Blythe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                Title                                Date
         ---------                                -----                                ----

/s/ Bob Marbut                          Chairman of the Board and                 September 5, 1997
- ------------------------------          Co-Chief Executive Officer
Bob Marbut                                 (Principal Executive
                                                  Officer)


/s/ John G. Conomikes                     President and Co-Chief                  September 5, 1997
- ------------------------------               Executive Officer
John G. Conomikes                       (Principal Executive Officer)


/s/ David J. Barrett                     Executive Vice President,                September 5, 1997
- ------------------------------            Chief Operating Officer
David J. Barrett                                and Director


/s/ Harry T. Hawks                        Chief Financial Officer                 September 5, 1997
- ------------------------------           Senior Vice President and
Harry T. Hawks                          (Principal Financial Officer)


/s/ Teresa Lopez                                 Controller                       September 5, 1997
- ------------------------------          (Principal Accounting Officer)
Teresa Lopez


/s/ Frank A. Bennack, Jr.                         Director                        September 5, 1997
- ------------------------------
Frank A. Bennack, Jr.

/s/ Victor F. Ganzi                               Director                        September 5, 1997
- ------------------------------
Victor F. Ganzi


/s/ George R. Hearst, Jr.                         Director                        September 5, 1997
- ------------------------------
George R. Hearst, Jr.


/s/ William R. Hearst III                         Director                        September 5, 1997
- ------------------------------
William R. Hearst III


/s/ Gilbert C. Maurer                             Director                        September 5, 1997
- ------------------------------
Gilbert C. Maurer


/s/ David Pulver                                  Director                        September 5, 1997
- ------------------------------
David Pulver


/s/ Virginia H. Randt                             Director                        September 5, 1997
- ------------------------------
Virginia H. Randt


/s/ Caroline L. Williams                          Director                        September 5, 1997
- ------------------------------
Caroline L. Williams

                               INDEX TO EXHIBITS


                                                                  Sequentially
Exhibit                                                             Numbered
Number                        Exhibit                                 Page
- ------                        -------                                 ----
4.1                         Amended and Restated Certificate
                            of Incorporation of the Company
                            (incorporated by reference to
                            Appendix C of the Company's
                            Registration Statement on
                            Form S-4 (File No. 333-32487)

4.2                         Amended and Restated Bylaws of
                            the Company (incorporated by
                            reference to Exhibit 4.2 of the
                            Company Form 8-A/A)

4.3                         Form of specimen certificate
                            representing shares of Series
                            A Common Stock (incorporated
                            by reference to Exhibit 4.3
                            of the Company's Form 8-A/A)

5.1                         Opinion of Locke Purnell Rain
                            Harrell (A Professional
                            Corporation)

23.1                        Consent of Ernst & Young LLP

23.2                        Consent of Locke Purnell Rain
                            Harrell (A Professional
                            Corporation) (included in opinion
                            filed as Exhibit 5.1)

24.1                        Power of Attorney (included on the
                            signature pages of this Registration
                            Statement)

99.1                        1997 Stock Option Plan
                            (incorporated by reference to
                            Appendix E of the Company's
                            Registration Statement on Form S-4
                            (File No. 333-32487))

